CENTRAL FEDERAL CORPORATION
Exhibit 32.1
Section 1350 Certifications
In connection with the Quarterly Report of Central Federal Corporation (the “Company”) on Form 10-QSB for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Mark S. Allio, Vice Chairman of the Board, President and Chief Executive Officer of the Company, and Therese Ann Liutkus, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 28, 2005	By:	/s/ Mark S. Allio

Mark S. Allio
Vice Chairman of the Board, President and
Chief Executive Officer

Dated: October 28, 2005	By:	/s/ Therese Ann Liutkus

Therese Ann Liutkus, CPA
Treasurer and Chief Financial Officer

33.